SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                ------------------------------------------------


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported):
               July 24, 2000 (May 10, 2000)

                      ROFIN-SINAR TECHNOLOGIES, INC.
                 ____________________________________________
               (Exact name of registrant as specified in charter)


                                  DELAWARE
                 ____________________________________________
                (State of other jurisdiction of incorporation)


             000-21377                              38-3306461
       ______________________             _____________________________
      (Commission File Number)           (IRS Employer Identification No.)


             45701 Mast Street, Plymouth, MI                  48170
              ________________________________            ____________
          (Address of principal executive offices)         (Zip Code)


                             (734) 455-5400
               ____________________________________________
             Registrant's telephone number including area code


               ____________________________________________
         (Former Address, if changed since Last Report)   (Zip Code)

On May 10, 2000, we acquired, through our wholly-owned subsidiary, Rofin-Sinar Laser GmbH, a controlling interest in Carl Baasel Lasertechnik GmbH and its worldwide subsidiaries ("Baasel Lasertech Group") from Mannesmann Demag Krauss-Maffei AG ("MDKM"). This transaction was originally reported on a Current Report on Form 8-K filed May 24, 2000 (the "Original Report"). The Original Report was subsequently amended by a Form 8-K/A filed on May 26, 2000. This Amendment is being filed to provide the financial information required by Item 7(a) and Item 7(b) of Form 8-K within the timeframe specified by Item 7 of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of the Business Acquired.

      The financial statements of Baasel Lasertech Group required to be filed pursuant to this Item 7(a) of Form 8-K are included in Exhibit 20.1 of this Current Report on Form 8-K/A.

(b)   Pro Forma Financial Information.

      The pro forma financial information required to be filed pursuant to this Item 7(b) of Form 8-K/A are included in Exhibit 20.2 of this Current Report on Form 8-K/A.

(c)   Exhibits

      2.1* English translation of Acquisition Agreement dated as of April 29, by and between MDKM and Rofin-Sinar Laser GmbH.

     20.1 Consolidated Financial Statements of Carl Baasel Lasertechnik GmbH, including balance sheets of Carl Baasel Lasertechnik GmbH as of December 31, 1999 and 1998 and the statements of operations for the years ended December 31, 1999 and 1998, statements of shareholders' equity and comprehensive income for the years ended December 31, 1999 and 1998, and statements of cash flows for the years ended December 31, 1999 and 1998.

    20.2 Unaudited Pro Forma Condensed Combined Balance Sheet of Registrant and Carl Baasel Lasertechnik GmbH as of March 31, 2000 and unaudited Pro Forma Condensed Combined Consolidated Statements of Operations of Registrant and Carl Baasel Lasertechnik GmbH for the six months ended March 31, 2000 and the year ended September 30, 1999.

     99.1 * Press Release dated May 1, 2000.

     99.2 * Press Release dated May 11, 2000.
_______________
* Previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2000.

Exhibit 20.1 -
Consolidated Financial Statements of Carl Baasel Lasertechnik GmbH



                        Independent Auditors' Report

The Board of Directors
Carl Baasel Lasertechnik GmbH:

We have audited the accompanying consolidated balance sheets of Carl Baasel Lasertechnik GmbH and its subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Carl Baasel Lasertechnik GmbH and its subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


July 20, 2000
Detroit, Michigan                                              KPMG LLP

                 Carl Baasel Lasertechnik GmbH and Subsidiaries
                        Consolidated Balance Sheets
                         December 31, 1999 and 1998
                            (dollars in thousands)


                                                       1999           1998
ASSETS                                               ----------    ----------

Current assets:
  Cash and cash equivalents                          $     849      $  1,762

  Accounts receivable, trade                            16,562        17,616
  Less allowance for doubtful accounts                    (111)         (252)
                                                     ----------     ---------
     Trade accounts receivable, net                     16,451        17,364

  Accounts receivable, related party                       464             5
  Other accounts receivable                                505           614
  Inventories, net (note 2)                             16,542        19,865
  Prepaid expenses                                         161           256
  Other current assets                                     266           143
                                                     ----------     ---------
    Total current assets                                35,238        40,009

Property and equipment, at cost (note 3)                 6,229         7,162
  Less accumulated depreciation                         (4,692)       (5,215)
                                                     ----------     ---------
     Property and equipment, net                         1,537         1,947

Deferred income tax assets - noncurrent (note 8)           193            78
Goodwill, net (note 4)                                  17,864        18,436
Other assets                                               263           119
                                                     ----------     ---------
    Total assets                                     $  55,095      $ 60,589
                                                     ==========     =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Loans from Parent (note 6)                         $   4,949      $  6,150
  Accounts payable, trade                                3,400         2,629
  Advances from Parent (note 6)                         18,509        19,368
  Income tax payable (note 8)                              170           418
  Deferred income tax - current (note 8)                   872         2,057
  Accrued liabilities (note 5)                           9,021         9,779
                                                     ----------     ---------
    Total current liabilities                           36,921        40,401

Minority interests                                          34            31
Other long-term liabilities                                 28            56
                                                     ----------     ---------
    Total liabilities                                   36,983        40,488

Shareholders' equity (note 9)
  Shareholders' capital                                 21,329        19,329
  Retained deficit                                      (3,374)       (2,800)
  Accumulated other comprehensive income                   157         3,572
                                                     ----------     ---------
    Total shareholders' equity                          18,112        20,101
                                                     ----------     ---------
    Total liabilities and shareholders' equity       $  55,095      $ 60,589
                                                     ==========     =========


See accompanying notes to consolidated financial statements.

             Carl Baasel Lasertechnik GmbH and Subsidiaries
                 Consolidated Statements of Operations
                 Years ended December 31, 1999 and 1998
                        (dollars in thousands)


                                                         1999          1998
                                                      ---------     ---------
Net sales                                             $ 68,532      $ 79,345
Cost of goods sold                                      41,448        50,143
                                                      ---------     ---------
     Gross profit                                       27,084        29,202

Selling, general, and administrative expenses           19,080        18,335
Provision for doubtful accounts                            (77)          (10)
Research and development expenses                        4,357         2,968
                                                      ---------     ---------
     Income from operations                              3,724         7,909

Other expense (income):
  Interest income                                         (198)          (97)
  Interest expense                                       1,237           371
  Minority interest                                         24            22
  Miscellaneous                                           (702)          159
                                                      ---------     ---------
     Total other expenses, net                             361           455
                                                      ---------     ---------
     Income before income taxes                          3,363         7,454

Income tax expense (note 8)                              2,040         3,356
                                                      ---------     ---------

    Net income                                        $  1,323      $  4,098
                                                      =========     =========



See accompanying notes to consolidated financial statements.

              Carl Baasel Lasertechnik GmbH and Subsidiaries
   Consolidated Statements of Shareholders' Equity and Comprehensive Income
                 Years ended December 31, 1999 and 1998
                        (dollars in thousands)

                                                    Accumulated
                                        Retained      Other       Total
                          Shareholders' Earnings  Comprehensive Shareholders'
                              Capital   (Deficit)  Income (Loss)  Equity
                            ----------  ----------  ----------  ----------

Balances at December 31, 1997 $ 16,946    $ 7,639     $   (738)   $ 23,847

Net income                          --      4,098           --       4,098
Foreign currency
  translation adjustment            --         --        4,310       4,310
                                                                  ---------
  Total comprehensive income                                         8,408

Dividends paid                      --    (14,537)          --     (14,537)
Capital contribution (note 9)    2,383         --           --       2,383
                              ---------  ---------    ---------   ---------
Balances at December 31, 1998   19,329     (2,800)       3,572      20,101

Net income                          --      1,323           --       1,323
Foreign currency
  translation adjustment            --         --       (3,415)     (3,415)
                                                                  ---------
  Total comprehensive loss                                          (2,092)

Dividends paid                      --     (1,897)          --      (1,897)
Push-down of goodwill from
   Parent (note 9)               2,000         --           --       2,000
                              ---------  ---------    ---------   ---------
Balances at December 31, 1999 $ 21,329   $ (3,374)    $    157    $ 18,112
                              =========  =========    =========   =========




See accompanying notes to consolidated financial statements.

              Carl Baasel Lasertechnik GmbH and Subsidiaries
                 Consolidated Statements of Cash Flows
                 Years ended December 31, 1999 and 1998
                          (dollars in thousands)

                                                          1999         1998
                                                       ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $   1,323   $   4,098
  Adjustments to reconcile net income to net
    cash used by operating activities:
       Depreciation and amortization                       2,312       2,170
       Provision for doubtful accounts                       (77)        (10)
       (Gain) loss on disposal of property and
          equipment                                           16          14
       Deferred income taxes                                (995)     (1,101)
       Increase in minority interest                          24          22
  Changes in operating assets and liabilities:
           Trade accounts receivable                      (2,482)      3,102
           Other accounts receivable                      (3,958)      3,111
           Inventories                                     1,137       4,457
           Prepaid expenses and other                       (179)     (2,528)
           Accounts payable, trade                        (4,033)     (2,929)
           Income taxes payable                             (248)     (4,839)
           Accrued liabilities                              (211)     (3,254)
                                                        ---------   ---------
    Net cash provided by (used in)operating activities    (7,371)      2,313
                                                        ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property and equipment                     (  911)     (  832)
  Payment of contingent purchase price (note 4)           (1,730)     (2,312)
                                                        ---------   ---------
     Net cash used in investing activities                (2,641)     (3,144)
                                                        ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in paid-in-capital                                 --       2,383
  Repayments to bank                                          --      (6,450)
  Loans and advances from Parent                           7,562      17,249
  Dividend payments                                       (1,897)    (14,537)
                                                        ---------   ---------
     Net cash provided by (used in) financing
         activities                                        5,665      (1,355)
                                                        ---------   ---------
Effect of foreign currency translation on cash             3,434       2,013
                                                        ---------   ---------
Net decrease in cash and cash equivalents                   (913)       (173)

Cash and cash equivalents at beginning of year             1,762       1,935
                                                        ---------   ---------
Cash and cash equivalents at end of year               $     849    $  1,762
                                                       ==========   =========

Supplemental cash flow disclosures:
   Cash paid for interest                              $   1,098    $    351
   Cash paid for income taxes                          $   3,696    $  3,276


See accompanying notes to consolidated financial statements.

            CARL BAASEL LASERTECHNIK GMBH AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1999 and 1998
                       (dollars in thousands)

1. SUMMARY OF ACCOUNTING POLICIES

(a) Description of the Company and Business

Carl Baasel Lasertechnik GmbH (Baasel Lasertech or the Company), a German limited liability company, develops, manufactures and markets industrial lasers and laser systems for a variety of material processing applications including marking, cutting, welding, soldering, medical and perforation. The majority of the Company's customers are in the material processing/ automation, aerospace, medical, telecommunications, semiconductor and electronics industries and are located in Europe, the United States, and Asia.

Baasel Lasertech is a 90.01 percent-owned subsidiary of Mannesmann Demag Krauss-Maffei AG, which in turn is a wholly-owned subsidiary of Mannesmann AG (Mannesmann or Parent). Baasel Lasertech includes the consolidated accounts of its 100.00 percent-owned subsidiaries Wegmann - Baasel Laser und elektrooptische Geraete GmbH, PMB Elektronik GmbH, Baasel Lasertech Italia S.r.l., Baasel Lasertech Benelux B.V., Baasel Lasertech (U.K.) Ltd, Baasel Lasertech Asia Pte Ltd, A-B Lasers, Inc.; its 99.00 percent-owned subsidiary, Baasel Lasertech Espana S.A.; and its 90.00 percent-owned subsidiary, Baasel Lasertech France S.A.R.L.. All significant intercompany profits, transactions and balances have been eliminated in consolidation.


(b) Cash Equivalents

Cash equivalents consist of short-term investments with original maturities of three months or less.


(c) Inventories

Inventories are stated at the lower of cost or market after provisions for excess and obsolete inventory salable at prices below cost. Costs are determined using the first in, first out and weighted average cost methods.


(d) Property and Equipment

Property and equipment are recorded at cost and depreciated over their useful lives, except for leasehold improvements, which are amortized over the lesser of their useful lives or the term of the lease. The methods of depreciation are straight-line for financial reporting purposes and on an accelerated basis for income tax purposes.

Depreciable lives for financial reporting purposes are as follows:

                                                      Useful Lives
                                                      ------------
          Machinery and equipment.....................3 - 10 years
          Furniture and fixtures......................3 - 10 years
          Computers and software......................3 -  4 years
          Leasehold improvements......................5 - 15 years


(e) Goodwill and other Intangibles

Goodwill represents the excess of purchase price paid over the fair value of net assets acquired including the push-down of goodwill in Mannesmann's step acquisition of Baasel Lasertech occurring between November 1992 and December 1999. Goodwill is amortized on a straight-line basis over 15 years. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flow using a discount rate reflecting the Company's average cost of funds. The Company believes that no impairment exists at December 31, 1999 and 1998.


(f) Revenue Recognition

Product revenues are recorded at the time of delivery or factory acceptance by the customer. Spare parts sales are recorded at the time of shipment and service revenues are recognized when performed. Maintenance service contracts are billed in advance as deferred revenue and are recognized as the service is performed.


(g) Income Taxes

Income taxes are accounted for following Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(h) Accounting for Warranties

The Company issues a standard warranty of one year or 2,000 hours (whichever comes first) for parts and labor on lasers that are sold to customers. In addition extended or varied warranties are negotiated on a contract-by-contract basis. The Company provides for estimated warranty costs as products are shipped.


(i) Foreign Currency Translation

For purposes of the accompanying consolidated financial statements, the reporting currency of the Company is the United States dollar. In general, the functional currency of the Company and its subsidiaries is the local currency of the country in which each entity is located. The assets and liabilities of the Company's operations are translated into U.S. dollars at exchange rates in effect on the balance sheet date, and revenues and expenses are translated using a weighted average exchange rate in effect during the period. Gains or losses resulting from translating foreign currency financial statements are recorded in a separate component of shareholders' equity. Gains or losses resulting from transactions occurring in different foreign currencies are included in miscellaneous income.


(j) Derivative Financial Instruments

Foreign currency forward contracts are utilized by the Company to hedge foreign currency exchange risk on accounts receivables and committed transactions. The Company does not enter into financial instruments for trading or speculative purposes. Realized gains and losses on foreign currency forward contracts are recognized at the time the underlying transaction is completed. At December 31, 1999 and 1998, the Company had $1,516 and $5,355 in foreign currency instruments outstanding, respectively.


(k) Research and Development Expenses

Research and development costs are expensed when incurred and are net of government grants of $99 and $53 received for the years ended December 31, 1999 and 1998. The Company has no future obligations under such grants.


(l) Financial Instruments

Financial instruments of the Company, consisting principally of cash, accounts receivable, and accounts payable, are recorded at amounts which approximate estimated fair value, based upon their current maturity.

(m) Comprehensive Income (Loss)

Comprehensive income or loss consists of net income and foreign currency translation adjustments and is presented in the consolidated statements of shareholders' equity and comprehensive income.


(n) Use of Estimates

Management of the Company makes a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.


2. INVENTORIES

Inventories are summarized as follows:
                                                     December 31,
                                                --------------------
                                                   1999       1998
                                                ---------  ---------
        Finished goods                          $  3,987   $  4,515
        Work in progress                           4,827      6,732
        Raw materials and supplies                 3,180      4,265
        Demo inventory                             1,274      1,278
        Service parts                              3,274      3,075
                                                ---------  ---------
        Total inventories, net                  $ 16,542   $ 19,865
                                                =========  =========


3. PROPERTY AND EQUIPMENT

Property and equipment include the following:

                                                     December 31,
                                                 -------------------
                                                   1999       1998
                                                 --------   --------
        Technical machinery and equipment        $   940    $ 1,059
        Furniture and fixtures                     3,047      4,241
        Computers and software                     1,288      1,203
        Leasehold improvements                       954        659
                                                 --------   --------
        Total property and equipment, at cost    $ 6,229    $ 7,162
                                                 =======    ========

4. GOODWILL

Goodwill, net includes the following:

                                                   1999       1998
                                                ---------  ---------
        Goodwill                                $ 22,289   $ 22,213
        Accumulated amortization                  (4,425)    (3,777)
                                                ---------  ---------
                                                $ 17,864   $ 18,436
                                                =========  =========

During 1999 and 1998, goodwill increased by $1,730 and $2,312, respectively related to Baasel Lasertech's contingent purchase price payments made in the acquisition of Wegmann-Baasel Laser. In addition, Mannesmann acquired an additional 3 percent of Baasel Lasertech from a minority shareholder in 1999 resulting in approximately $2,000 of goodwill, which was pushed down to and recorded on the financial statements of the Company.


5. ACCRUED LIABILITIES

At December 31, 1999 and 1998, accrued liabilities are comprised of the following:
                                                   1999       1998
                                                 --------   --------
        Employee compensation                    $ 2,322    $ 2,494
        Warranty reserves                          1,586      2,084
        Customer deposits                          2,334      1,657
        Other                                      2,779      3,544
                                                 --------   --------
        Total accrued liabilities                $ 9,021    $ 9,779
                                                 ========   ========


6. PARENT COMPANY ADVANCES AND LOANS

During 1998 the Company refinanced all of its outstanding bank debt with loans from its Parent. Interest expense is charged on the outstanding loan balance primarily at 6 percent.

The Company participates in a cash pooling arrangement and borrows from its Parent to finance intercompany purchases and meet its operating cash flow needs. Amounts advanced under this arrangement assume interest at varying rates, which approximated 3.1 percent at December 31, 1999.

Included in advances from Parent are $40 and $1,984 in current municipal trade taxes for 1999 and 1998, respectively.

7. LEASE COMMITMENTS

The Company leases operating facilities and equipment under operating leases which expire at various dates.

Minimum lease payments for future fiscal years under non-cancelable operating leases as of December 31, 1999 are:

        Fiscal Year Ending December 31,                Total
        --------------------------------            ---------
        2000                                        $  1,601
        2001                                           1,787
        2002                                           1,671
        2003                                           1,290
        2004                                             601
        2005 and thereafter                            2,482

Rent expense charged to operations for the years ended December 31, 1999 and 1998, approximated $1,206 and $1,246, respectively.

The Company leases an office building and surrounding land under a lease agreement with a related party which is accounted for as an operating lease. The lease, which requires monthly rental payments with an annual escalation provision, extends through June 2017, yet may be cancelled at any time with a two year termination notice. The Company is required to pay taxes, insurance and maintenance. Total rent expense under this related party lease, included in the above table, aggregated $513 and $534 for the years ended December 31, 1999 and 1998, respectively.


8. INCOME TAXES

Income (loss) before income taxes is attributable to the following geographic regions:
                                                   1999       1998
                                                --------   --------
          Germany                               $ 1,919    $ 7,011
          United States                            (154)      (992)
          France                                    393        365
          Singapore                                 217        475
          Other                                     988        595
                                                --------   --------
          Total                                 $ 3,363    $ 7,454
                                                ========   ========

The provision for income tax expense (benefit) is comprised of the following amounts:
                                                   1999       1998
                                                --------   --------
          Current:
            Germany                             $ 2,597    $ 3,886
            Foreign                                 438        571
                                                --------   --------
               Total current                      3,035      4,457
                                                --------   --------
          Deferred:
            Germany                                (995)      (719)
            Foreign                                  --       (382)
                                                --------   --------
               Total deferred                      (995)    (1,101)
                                                --------   --------
               Total income tax expense         $ 2,040    $ 3,356
                                                ========   ========

German corporate tax law applies the imputation system with regard to the taxation of the income of a corporation (such as Baasel Lasertech). In general, retained corporate income is subject to a municipal trade tax (which for Starnberg is 14.2 percent), which is deductible for federal corporate income tax purposes, a federal corporate income tax rate of 40 percent (45 percent prior to January 1, 1999) and, a surcharge of 5.5 percent on the federal corporate income tax amount.

Profits which are distributed by a German corporate taxpayer (such as Baasel Lasertech) in the form of a dividend are subject to a reduced federal corporate income tax of 30 percent plus the 5.5 percent surcharge on the federal corporate income tax amount calculated - at the reduced rate. The accompanying financial statements assume all profits are distributed to the Company's Parent.

Statutory tax rates in U.S., France and Singapore approximate 34 percent, 42 percent and 26 percent, respectively, for all periods presented.

The difference between actual income tax expenses and the amount computed by applying the German statutory income tax rate of 41.3 percent is as follows:

                                                   1999       1998
                                                 --------   --------
        Computed "expected" tax expense          $ 1,389    $ 3,074
        Non-deductible goodwill amortization         529        537
        Difference between German and foreign
           statutory rates                           (45)       (37)
        Other                                        167       (218)
                                                 --------   --------
        Actual tax expense                       $ 2,040    $ 3,356
                                                 ========   ========

The tax effects of temporary differences that give rise to the net deferred tax assets are as follows:

        Deferred tax assets:

          Foreign:                                 1999       1998
                                                 --------    --------
            Net operating loss carryforwards     $   799    $   763
            Inventory                                404        239
            Warranty accrual                          23         --
            Other accruals                            36        139
                                                 --------   --------
            Total foreign gross deferred tax
                assets                           $ 1,262      1,141

            Less: Valuation allowance              (600)       (600)
                                                 -------    --------
                     Net deferred tax assets        662         541
                                                 -------    --------
        Deferred tax liabilities:

          Germany:
            Accounts receivable                     (87)       (298)
            Inventory                              (688)     (1,174)
            Warranty reserve                        (45)       (433)
            Other accruals                         (500)       (478)
                                                 -------    --------
                     Total Germany               (1,320)     (2,383)
                                                 -------    --------
          Foreign:
             Warranty reserve                        --         (52)
             Other                                  (21)        (85)
                                                 -------    --------
                     Total Foreign                  (21)       (137)
                                                 -------    --------

          Gross deferred tax liabilities         (1,341)     (2,520)
                                                 -------    --------
          Net deferred tax liabilities           $ (679)    $(1,979)
                                                 =======    ========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 1999 and 1998.

At December 31, 1999 the Company's U.S. subsidiary has federal net operating loss carryforwards available of $1,682 and state tax loss carryforwards of $2,265, with expiration dates ranging from 2009 to 2019. During 1992 the Company underwent an ownership change as defined under Section 382 of the Internal Revenue Code. Accordingly, the use of tax net operating losses generated prior to the ownership change will be restricted in any given year. Due to this limitation, some net operating losses otherwise deductible may expire unused. Such loss carryforwards are available to offset taxable income in future years until expiration in 2009. Future ownership changes may further limit the Company's ability to utilize net operating losses should
Section 382 apply.


9. SHAREHOLDERS' EQUITY

The Parent contributed an additional $2,383 on November 27, 1998.

On December 21, 1999, the Parent purchased an additional 3 percent of the Company from a minority shareholder. The addition to shareholders' capital, of $2,000, representing the difference between the purchase price and the net assets acquired, is shown as goodwill, pushed down from the Parent to the company's financial statements.


10. EMPLOYEE BENEFIT PLANS

The Company's U.S. subsidiary has a defined contribution retirement plan (401(k) Plan) covering employees who have met eligibility requirements. The Company matches 50 percent of employee contributions up to 10 percent of their salary. Total employer contributions for the years ended December 31, 1999 and 1998 were $101 and $120, respectively.


11. RELATED PARTY TRANSACTIONS

In addition to related party transactions in notes 6 and 7, other related party activity of the Company during 1999 and 1998 is summarized below:

                                                   1999       1998
                                                 --------   --------
         Sales and services to Mannesmann        $ 2,928    $ 5,359
         Purchases from Mannesmann                   164      1,037
         Administrative charges from Mannesmann    1,116        710
         Interest to Mannesmann                      660        244

The accompanying consolidated financial statements include administrative charges from Mannesmann for certain expenses incurred on the Company's behalf (including cash management and treasury, legal, employee benefits, insurance, income taxes and corporate overhead services) relating to the Company's businesses. Management believes these charges are reasonable. The accompanying financial statements also include all goodwill resulting from the purchase by Mannesmann of Carl Baasel Lasertechnik GmbH.


12. SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION

The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", during fiscal 1999. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and related disclosures about products and geographic areas. The Company manages its business under two primary geographic regions (other geographic areas represent sales and distribution centers) that are aggregated together as one segment in the global industrial laser industry. Sales from these regions have similar long-term financial performance and economic characteristics. The products from these regions utilize similar manufacturing processes and use similar production equipment, which may be interchanged from group to group. The Company distributes, sells and services final products to the same type of customers from both regions.

Assets, revenues and income (loss) before taxes, by geographic region, at December 31, 1999 and 1998, are summarized below:

     ASSETS                                          December 31,
                                                --------------------
                                                   1999       1998
                                                ---------  ---------
        Germany                                 $ 44,398   $ 49,617
        United States                              9,638     10,885
        Other                                      9,968      8,737
        Intercompany eliminations                 (8,909)    (8,650)
                                                ---------  ---------
           Total assets                         $ 55,095   $ 60,589
                                                =========  =========
     REVENUES
        Germany                                 $ 56,445   $ 65,520
        United States                             13,856     18,178
        Other                                     20,875     17,853
        Intercompany eliminations                (22,644)   (22,206)
                                                ---------  ---------
           Total revenues                       $ 68,532   $ 79,345
                                                =========  =========

     INCOME BEFORE INCOME TAXES
                                                   1999       1998
                                                 --------   --------
        Germany                                  $ 1,919    $ 7,011
        United States                               (154)      (992)
        Other                                      1,598      1,435
                                                 --------   --------
           Total income before income taxes      $ 3,363    $ 7,454
                                                 ========   ========

13. LITIGATION

The Company is involved in various legal proceedings and claims arising in the ordinary course of business. Management believes that the disposition of these matters would not have a material effect on the financial position or results of the Company.


14. SUBSEQUENT EVENTS

On May 10, 2000 Mannesmann sold its 90.01 percent interest in the Company to Rofin-Sinar Laser GmbH, a subsidiary of Rofin-Sinar Technologies, Inc. for EUR44.4 million (US$40 million) in cash.


15. RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998 the Financial Accounting Standards Board SFAS No. 133 published "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 prescribed the accounting standards for derivatives. According to SFAS 133 all derivatives shall be recorded as assets or liabilities in the balance sheet and should be valued at their fair value. In June 1999 the Financial Accounting Standards Board published SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133". This postponed the effective date of SFAS 133. SFAS 133 in its current form now applies to all calendar quarters of all financial years which start after June 15, 2000. The Company has not determined the effect SFAS 133 will have on its financial statements.

Exhibit 20.2 -
Unaudited Pro Forma Condensed Combined Financial Statements of Registrant and Carl Baasel Lasertechnik GmbH


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements reflect the acquisition of Carl Baasel Lasertechnik GmbH (Baasel Lasertech) by Rofin-Sinar Technologies, Inc. (RSTI).

The unaudited pro forma condensed combined balance sheet as of March 31, 2000 was prepared as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 1999, and the six months ended March 31, 2000 were prepared as if the transaction had occurred on October 1, 1998 and include the statements of operations of the respective entities for the periods shown below.

In the opinion of management, all adjustments necessary to present fairly the pro forma condensed combined financial statements have been made based on the terms and structure of the acquisition. The Baasel Lasertech acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of Baasel Lasertech based upon their respective fair values as of the effective date of the Baasel Lasertech acquisition based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent RSTI's management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that RSTI believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of what actual results would have been had the acquisition of Baasel Lasertech by RSTI occurred at the beginning of the period nor do they purport to indicate the results of future operations of RSTI and Baasel Lasertech. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and the historical financial statements and notes thereto of RSTI and Baasel Lasertech.

             Unaudited Pro Forma Condensed Combined Statement of Operations
                            Six Months Ended March 31, 2000
               (dollars in thousands, except earnings per share information)

                                             Baasel
                                  RSTI      Lasertech
                               Six Months  Six Months
                                  Ended       Ended        Pro         Pro
                                 March 31, December 31,   Forma       Forma
                                  2000        1999     Adjustments   Combined
                               ----------  ----------  ----------   ---------

Net sales                      $  67,768   $  35,227   $ (  220)(d) $102,775
Cost of goods sold                43,658      21,507     (  220)(d)   64,945
                               ----------  ----------  ---------    ---------
    Gross profit                  24,110      13,720         --       37,830

Selling, general and
     administrative               12,112       9,520        730 (a)   22,362
Research and development           5,701       2,242         --        7,943
                               ----------  ----------  ---------    ---------
     Income from operations        6,297       1,958       (730)       7,525

Interest income                   (1,057)       (102)       205 (b)     (954)
Interest expense                     527         577        663 (b)    1,767
Minority interests                   224          10         --          234
Miscellaneous income                (218)       (139)        --         (357)
                                ---------   ---------   --------    ---------
    Income (loss) before tax       6,821       1,612     (1,598)       6,835

Income tax (expense) credit:
   Current                        (3,352)     (1,321)         --      (4,673)
   Deferred                           17         347         355 (c)     719
                               ----------  ----------   ---------   ---------
                                  (3,335)      (974)         355      (3,954)
                               ----------  ----------  ----------   ---------
     Net income (loss)         $   3,486   $     638   $  (1,243)   $  2,881
                               ==========  ==========  ==========   =========

Net income per common share:
    Basic                                                           $   0.25
    Diluted                                                         $   0.25
                                                                    =========

Weighted average shares used in computing net income per share:

    Basic                                                         11,533,400
    Potential diluted shares due to outstanding
        dilutive stock options                                        50,825
                                                                  -----------
    Diluted                                                       11,584,225
                                                                  ===========

See accompanying notes to the pro forma condensed combined statement of operations.

       NOTES TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       Six Months Ended March 31, 2000
                           (dollars in thousands)


(a) The acquisition of Baasel Lasertech has been accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Baasel Lasertech based upon the fair market values at the closing date of the transaction, based upon preliminary valuations, which have not yet been completed. It is estimated that the fair market value of Baasel Lasertech's tangible assets approximates their historical net book value. The remaining purchase price is allocated to intangibles and goodwill. The increase in amortization expense relates to the amortization of the acquired goodwill and intangibles recorded in connection with the Baasel Lasertech acquisition of $730. The acquired goodwill and intangibles are based on estimated values and are amortized using the straight-line method over 15 years, the current estimated useful life.


(b) Reflects the elimination of RSTI's interest income of $205, earned on U.S. short-term investments used in the purchase, and the incremental interest expense of $663 incurred on the additional debt borrowed in Germany to finance the Baasel Lasertech acquisition. The corresponding interest rates were 4.8 percent and 4.0 percent, respectively.


(c) Reflects the tax effect of the pro forma interest income and expense adjustments based on the corresponding countries' income tax rate (34.0 percent and 43.1 percent).


(d) Reflects the elimination of intercompany sales and purchases.

          Unaudited Pro Forma Condensed Combined Statement of Operations
                         Year Ended September 30, 1999
           (dollars in thousands, except earnings per share information)

                                             Baasel
                                  RSTI      Lasertech
                                  Year        Year
                                 Ended        Ended        Pro         Pro
                                September   December      Forma       Forma
                                30, 1999    31, 1999   Adjustments   Combined
                               ----------  ----------  ----------   ---------

Net sales                      $ 124,023   $  68,532   $ (  154)(d) $192,401
Cost of goods sold                82,230      41,448     (  154)(d)  123,524
                               ----------  ----------  ---------    ---------
    Gross profit                  41,793      27,084         --       68,877

Selling, general and
     administrative               24,047      19,003      1,459 (a)   44,509
Research and development          11,808       4,357         --       16,165
                               ----------  ----------  ---------    ---------
     Income from operations        5,938       3,724     (1,459)       8,203

Interest income                   (1,697)       (198)       410 (b)   (1,485)
Interest expense                     995       1,237      1,326 (b)    3,558
Minority interests                    78          24         --          102
Miscellaneous income                (314)       (702)        --       (1,016)
                               ----------  ----------  ---------    ---------
    Income (loss) before tax       6,876       3,363     (3,195)       7,044

Income tax (expense) credit:
   Current                        (3,795)     (3,035)        --       (6,830)
   Deferred                          553         995        711 (c)    2,259
                               ----------  ----------  ---------    ---------
                                  (3,242)     (2,040)       711       (4,571)
                               ----------  ----------  ---------    ---------
     Net income (loss)         $   3,634   $   1,323   $ (2,484)    $  2,473
                               ==========  ==========  =========    =========

Net income per common share:
    Basic                                                           $   0.21
    Diluted                                                         $   0.21
                                                                    =========

Weighted average shares used in computing net income per share:
    Basic                                                         11,527,400
    Diluted                                                       11,527,400
                                                                  ===========


See accompanying notes to the pro forma condensed combined statement of operations.

        NOTES TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       Year Ended September 30, 1999
                            (dollars in thousands)


(a) The acquisition of Baasel Lasertech has been accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Baasel Lasertech based upon the fair market values at the closing date of the transaction, based upon preliminary valuations, which have not yet been completed. It is estimated that the fair market value of Baasel Lasertech's tangible assets approximates their historical net book value. The remaining purchase price is allocated to intangibles and goodwill. The increase in amortization expense relates to the amortization of the acquired goodwill and intangibles recorded in connection with the Baasel Lasertech acquisition of $1,459. The acquired goodwill and intangibles are based on estimated values and are amortized using the straight-line method over 15 years, the current estimated useful life.


(b) Reflects the elimination of RSTI's interest income of $410, earned on U.S. short-term investments used in the purchase, and the incremental interest expense of $1,326 incurred on the additional debt borrowed in Germany to finance the Baasel Lasertech acquisition. The corresponding interest rates were 4.8 percent and 4.0 percent, respectively.


(c) Reflects the tax effect of the pro forma interest income and expense adjustments based on the corresponding countries' income tax rate (34.0 percent and 43.1 percent).


(d) Reflects the elimination of intercompany sales and purchases.

               Unaudited Pro Forma Condensed Combined Balance Sheet
                              March 31, 2000
                          (dollars in thousands)

                                             Baasel
                                  RSTI      Lasertech      Pro         Pro
                                 March 31, December 31,   Forma       Forma
                                  2000        1999     Adjustments   Combined
                               ----------  ----------  ----------  ----------
Cash and short-term investment $  36,013   $     849  $ (8,547)(c)  $ 28,315
Trade accounts receivable, net    34,773      16,451        --        51,224
Accounts receivable, related
   party                              --         464        --           464
Prepaid expense and other          1,850         932        --         2,782
Inventories, net                  40,791      16,542        --        57,333
Deferred tax asset                 3,710          --        --         3,710
                               ----------  ---------- ---------    ----------
    Current assets               117,137      35,238    (8,547)      143,828

Net property, plant,
   and equipment                  19,716       1,537        --        21,253
Deferred tax assets                2,517         193        --         2,710
Goodwill and other intangibles     4,202      17,864    21,888 (a)    43,954
Other noncurrent assets              473         263        --           736
                               ----------  ---------- ---------    ----------
     Total assets              $ 144,045   $  55,095  $ 13,341     $ 212,481
                               ==========  ========== =========    ==========

Bank indebtedness              $  18,296   $      --  $ 54,911(b,c) $ 73,207
Accounts payable, trade            9,367       3,400        --        12,767
Loans and advances from Parent        --      23,458   (23,458)(b,c)      --
Income tax payable                 1,788         170        --         1,958
Accrued liabilities               13,745       9,021        --        22,766
Deferred income tax, current          --         872        --           872
                               ----------  ---------- ---------     ---------
    Total current liabilities     43,196      36,921    31,453       111,570

Long-term debt                     6,029          --        --         6,029
Pension and other long-term
   liabilities                     5,087          62        --         5,149
                               ----------  ---------- ---------     ---------
    Total liabilities             54,312      36,983    31,453       122,748

Common stock                         115          --        --           115
Paid in capital                   75,987      21,329   (21,329)(a)    75,987
Retained earnings                 22,754      (3,374)    3,374 (a)    22,754
Accumulated other comprehensive
   income                         (9,123)        157      (157)(a)    (9,123)
                               ----------  ---------- ---------    ----------
     Total stockholders' equity   89,733      18,112   (18,112)       89,733
                               ----------  ---------- ---------    ----------
     Total liabilities and
        stockholders' equity   $ 144,045   $  55,095  $ 13,341     $ 212,481
                               ==========  ========== =========    ==========
See notes to pro forma condensed combined balance sheet.

           NOTES TO THE PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            March 31, 2000
                         (dollars in thousands)


(a) The estimated purchase price and preliminary adjustments to historical book value of Baasel Lasertech as a result of the Baasel Lasertech acquisition are as follows:

      Purchase price in excess of net assets acquired:
        Cash consideration                                  $  40,000
        Book value of net assets acquired                     (18,112)
                                                            ----------
             Purchase price in excess of net assets
                 acquired                                   $  21,888
                                                            ==========

       Preliminary allocation of purchase price in excess of net assets acquired

             Estimated goodwill and other intangibles       $  21,888
                                                            ==========

(b) Reflects the refinancing of the outstanding loans and advances from Mannesmann at the date of acquisition.

        Repayment of Parent loans and advances              $  23,458
        New bank debt                                         (23,458)
                                                            ----------
             Net change in indebtedness                     $      --
                                                            ==========


(c) Reflects the estimated sources and uses of funds for the Baasel Lasertech acquisition and the application of the net proceeds therefrom As follows, assuming such transactions occurred at March 31, 2000:

       Sources of Funds;
          New bank debt                                    $  54,911
          Cash usage                                           8,547
                                                           ----------
             Total Sources of Funds                        $  63,458
                                                           ==========

       Uses of Funds;
          Net cash consideration for Baasel Lasertech
             acquisition                                   $  40,000
          Repayment of Parent loans and advances              23,458
                                                           ----------
             Total Uses of Funds                           $  63,458
                                                           ==========

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Rofin-Sinar Technologies Inc.
                               ---------------------------------
                                     (Registrant)


   Date:   July 24, 2000            /S/  Gunther Braun
                               ---------------------------------
                                   Gunther Braun
                              Executive Vice President,
                              Finance and Administration, and
                              Chief Financial Officer


Error! Unknown document property name.		Draft: July 24, 2000